EXHIBIT 23(J)(II) UNDER FORM N-1A
                                              EXHIBIT 24 UNDER ITEM 601/REG. S-K







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees of Federated Income Securities Trust and Shareholders of Federated Capital Income Fund:


We consent to the use of our report dated January 19, 2007 for Federated Capital Income Fund, a portfolio of Federated Income Securities Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.


                                       /s/ KPMG LLP
                                           KPMG LLP


Boston, Massachusetts
January 23, 2007